02 Dec 15 07:16a Taven 12507652599 p.1

090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20150544845-68
	Filing Date and Time 12/14/2015 2:01 PM
	Entity Number C33051-2004

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Lexaria Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

200,000,000 shares of common stock with a par value of $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

220,000,000 shares of common stock with a par value of $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The corporation shall issue 1.1 shares of common stock for every one (1) share of common stock issued and outstanding immediately prior to the effective date of the stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares shall be issued. Fractional shares shall be rounded up.

7. Effective date and time of filing: (optional) Date: December 16, 2015 Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X ______________________ Chief Executive Officer

Signature of Officer Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

W0290450

Nevada Secretary of State Stock Split
Revised: 1-5-15

12/02/2015 WED 14:34 [TX/RX NO 8517] 001